Exhibit 99.1

Press Release

Altice USA Announces its Intention to Combine its Suddenlink (Cequel)

and Optimum (Cablevision) Businesses Under a Single Credit Silo

October 2, 2018 (NEW YORK) — Following the initial public offering of Altice USA (“Altice USA”, NYSE: ATUS) and subsequent separation from Altice Europe NV (“Altice Europe NV”, Euronext: ATC ATCB), Altice USA has announced its intention to further simplify its structure and operations by combining (the “Combination”) the Suddenlink (Cequel) and Optimum (Cablevision) businesses under a single credit silo. The Combination is expected to be leverage neutral for Altice USA.

The Combination will mark a significant milestone in the integration of the Suddenlink and Optimum businesses and align Altice USA’s debt capital structure with the way Altice USA is managed: as a unified company with a common strategy. The Combination will result in a more diversified credit silo which is expected to simplify Altice USA’s financing strategy and financial reporting requirements. The Combination is expected to be effected mainly by the following transactions:

•                  Exchange of existing Cequel senior secured and senior notes (the “Original Notes”) into new Cequel senior secured and senior notes (the “New Notes”) issued by the same issuers, which will automatically convert into new senior guaranteed and senior notes (the “New CSC Notes”) of CSC Holdings, LLC upon satisfaction of certain conditions, including the consummation of the Combination

•                  Refinancing of existing Cequel Credit Facility with proceeds of a new Term Loan at CSC Holdings, LLC

The closing of the Combination is subject to regulatory filings and approvals and other customary conditions, and Altice USA may decide not to proceed with the Combination at any time prior to its consummation.

Exchange offer and Consent Solicitation:

Altice USA announced today that its subsidiaries, Altice US Finance I Corporation, Cequel Communications Holdings I, LLC and Cequel Capital Corporation (the “Issuers”), have commenced offers to exchange (each an “Exchange Offer” and collectively, the “Exchange Offers”) any and all outstanding Original Notes issued by them as set forth in the table below for up to $5,520,000,000 aggregate principal amount of New Notes and, in the case of the 5.375% Secured Notes due 2023 and 5.500% Secured Notes due 2026, cash. The New Notes will be automatically converted into New CSC Notes upon satisfaction (or waiver) of the conditions set forth in the documents relating to the Exchange Offers, including the consummation of the Combination.

The following table sets forth the exchange consideration for each series of Original Notes:

Title of Original Notes / CUSIP	Aggregate Principal Amount Outstanding	New Notes Total Consideration(1)(2)	New Notes Consideration(1)	Combination Exchange(3)
5.375% Secured Notes due 2023 / 02155FAA3 / U0207AAA3	$1,100,000,000	$1,000 principal amount of New Senior Secured Notes plus at least $2.50 cash(4)	$950 principal amount of New Senior Secured Notes	New Notes will automatically convert into New CSC Guaranteed Notes
5.500% Secured Notes due 2026 / 02155FAC9 / U0207AAB1	$1,500,000,000	$1,000 principal amount of New Senior Secured Notes plus at least $2.50 cash(5)	$950 principal amount of New Senior Secured Notes	New Notes will automatically convert into New CSC Guaranteed Notes
5.125% Senior Notes due 2021 / 15672WAE4 / U15684AG5	$750,000,000	$1,000 principal amount of New Notes	$950 principal amount of New Notes	New Notes will automatically convert into New CSC Notes
5.125% Senior Notes due 2021 / 15672WAF1 / U15684 AH3	$500,000,000	$1,000 principal amount of New Notes	$950 principal amount of New Notes	New Notes will automatically convert into New CSC Notes
7.750% Senior Notes due 2025 / 02155EAA6 / U0206XAA4	$620,000,000	$1,000 principal amount of New Notes	$950 principal amount of New Notes	New Notes will automatically convert into New CSC Notes
7.500% Senior Notes due 2028 / 15672WAJ3 / U15684AK6	$1,050,000,000	$1,000 principal amount of New Notes	$950 principal amount of New Notes	New Notes will automatically convert into New CSC Notes

(1) For each $1,000 principal amount of Original Notes accepted for exchange.

(2) Includes $50 of principal amount of New Notes as the early participation premium, and where applicable, at least $2.50 as the cash incentive.  Any eligible holder who properly tenders after the Early Tender Time (as defined below) will only be entitled to receive the applicable New Notes Consideration and will not receive the early participation premium or, where applicable, the cash incentive.

(3) Automatic conversion will be on a dollar-for-dollar of principal basis, subject to conditions (including the consummation of the Combination) as further described in the exchange offering memorandum.

(4) Represents aggregate cash incentive of $2,750,000, payable on a pro rata basis to eligible participating holders of the 5.375% Secured Notes due 2023 who properly tender (and do not validly withdraw) prior to the Early Tender Time.

(5) Represents aggregate cash incentive of $3,750,000, payable on a pro rata basis to eligible participating holders of the 5.500% Secured Notes due 2026 who properly tender (and do not validly withdraw) prior to the Early Tender Time.

Following the closing of the Exchange Offers and prior to satisfaction (or waiver) of each of the conditions to the conversion, including consummation of the Combination, the New Notes will have substantially the same terms as the applicable series of Original Notes in that each series, will bear interest at the same rate, will have the same maturity and will be governed by covenants that are substantially the same as the covenants currently governing the applicable series of Original Notes. Upon satisfaction (or waiver) of each of the conditions to the conversion, including consummation of the Combination, the New Notes will automatically be converted into New CSC Notes. The New CSC Notes will have the same principal amount, will bear interest at the same rate and will have the same maturity as the applicable series of New Notes, and will be governed by covenants that are substantially the same as the covenants that govern certain existing notes issued by CSC Holdings, LLC, as set forth in the exchange offering memorandum.

Additionally, in connection with the Exchange Offers, the Issuers will solicit consents to amend each of the Original Notes, except the 5.125% Notes due 2021, and the indentures governing such notes. The proposed amendments, which require the consent of a majority in outstanding aggregate principal amount of each series of relevant Original Notes, respectively, will eliminate or waive substantially all of the restrictive covenants, eliminate certain events of default, and modify or eliminate certain other provisions. Each of the Exchange Offers is subject to the condition that there have been validly tendered and not validly withdrawn a majority of the outstanding aggregate principal amount of each of the 5.375% Secured Notes due 2023 and 5.500% Secured Notes due 2026 (the “Minimum Tender Condition”). Eligible holders may not deliver consents without tendering their related Original Notes and eligible holders may not tender their Original Notes without delivering consents, if applicable, with respect to such Original Notes.

The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated October 2, 2018. Eligible holder should carefully read the offering memorandum and consent solicitation statement (and the documents incorporated by reference therein) and consult their own accounting, financial, tax and legal advisers regarding the suitability of participating (or not) in the Exchange Offers and Consent Solicitations. Eligible holders who validly tender and do not validly withdraw Original Notes prior to 5:00 pm, New York City time, on October 16, 2018 (such date and time, as it may be extended, the “Early Tender Time”), will receive the applicable New Notes Total Consideration, as displayed in the table above, for Original Notes accepted in the applicable offer. “New Notes Total Consideration” means, for each $1,000 principal amount of Original Notes tendered and accepted by the applicable Issuer, $1,000 principal amount of New Notes, plus, in the case of the 5.375% Secured Notes due 2023 and 5.500% Secured Notes due 2026, at least $2.50 in cash. Eligible holders who validly tender Original Notes after the Early Tender Time, but prior to 11:59pm, New York City time, on October 30, 2018 (such date and time, as it may be extended, the “Expiration Time”) will receive the New Notes Consideration for Original Notes accepted in the applicable offer. “New Notes Consideration” means, for each $1,000 principal amount of Original Notes tendered and accepted by the applicable Issuer, $950 principal amount of New Notes.

Upon the terms and subject to the conditions of the applicable offer (which do not include the consummation of the Combination), the first settlement date for any offer will occur promptly following the later of (i) the Early Tender Time and (ii) the date the Minimum Tender Condition is satisfied and the second settlement date for any offer will occur promptly following the Expiration Time. The Issuers will not pay accrued and unpaid interest on the Original Notes exchanged for New Notes on the applicable settlement date; interest on the New Notes will accrue from the last payment date on the applicable series of Original Notes.

Documents relating to the Exchange Offers and Consent Solicitations will only be distributed to eligible holders of Original Notes who certify that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” and outside the United States under Regulation S for purposes of applicable securities laws. The complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the offering memorandum and consent solicitation statement, copies of which may be obtained by contacting Lucid Issuer Services Limited, the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, at +44 20 7704 0880, via email to altice@lucid-is.com or via www.lucid-is.com/altice.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offers and Consent Solicitations are being made solely pursuant to the offering memorandum and consent solicitation statement and only to such persons and in such jurisdictions as are permitted under applicable law.

The New Notes and the New CSC Notes have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws. Therefore, the New Notes and the New CSC Notes may not be offered or sold in the United States absent an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

FORWARD-LOOKING STATEMENTS

This press release contains certain estimates and other “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements generally are accompanied by words such as “will”, “expect”, “outlook” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the expected timing of completion of the Exchange Offers, receipt of requisite consents in the Consent Solicitations and other statements that are not historical facts. These statements are based on the current expectations of Altice USA management and are not predictions of actual performance.

These statements are subject to a number of risks and uncertainties regarding Altice USA’s businesses and actual results may differ materially. These risks and uncertainties include, but are not limited to those described in the offering memorandum and consent solicitation statement and the documents incorporated by reference therein.

The forward-looking statements in this press release speak only as of date of this announcement. Altice USA undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable laws or regulations.

Contacts

Head of Investor Relations

Nick Brown: +1 917 589 9983 / nick.brown@alticeusa.com

Head of Communications

Lisa Anselmo: +1 929 418 4362 / lisa.anselmo@alticeusa.com

Exchange Agent and Information Agent

www.lucid-is.com/altice / altice@lucid-is.com

About Altice USA

Altice USA (NYSE: ATUS) provides broadband communications and video services in the United States, delivering broadband, pay television, telephony services, proprietary content and advertising services to approximately 4.9 million Residential and Business customers across 21 states through its Optimum and Suddenlink brands.